EHEALTH, INC.
AMENDED AND RESTATED BYLAWS

(As Amended on December 13, 2022)

ARTICLE I
STOCKHOLDERS

Section 1.    Annual Meeting.
(1)    An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. In the absence of any such designation or determination, stockholders' meetings shall be held at the Corporation's principal executive office. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below) may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
(2)    Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by a majority of the Whole Board; (c) as may be provided in the certificate of designations for any class or series of preferred stock; or (d) by any stockholder of record of the Corporation (such stockholder, the "Record Stockholder") at the time of the giving of the notice required in Section 1(3) of these Bylaws and who (i) is a Record Stockholder on the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting, (ii) is entitled to vote at the meeting, (iii) is a Record Stockholder at the meeting, and (iv) has complied with the notice procedures set forth in this Section 1. For the avoidance of doubt, clauses (c) and (d) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the "Exchange Act")) at an annual meeting of stockholders.
(3)    For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (d) of Section 1(2) of these Bylaws, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) such business must be a proper matter for stockholder action under Delaware law and these Bylaws, and (c) the Record Stockholder, and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific time, on the 90th day or earlier than 9:00 a.m., Pacific time, on the 120th day prior to the one-year anniversary of the preceding year's annual meeting of stockholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement, or other delay of such annual meeting occurring after such notice was first sent) (the "Anniversary"); provided, however, that, subject to the last sentence of this Section 1(3), if no annual meeting was held in the previous year or if the meeting is convened more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the Anniversary, then notice by the Record Stockholder to be timely must be so received not later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement (as defined below) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement made by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, then a Record Stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors is first made by the Corporation. In no event shall an adjournment, a rescheduling, a postponement or any other delay of an annual meeting for which notice has been given, or an announcement of such an adjournment, rescheduling, postponement or other delay, commence a new time period (or extend any time period) for the giving of a Record Stockholder's notice pursuant to this Section 1.
(4)    Such Record Stockholder's notice shall set forth:
a.    if such notice pertains to the nomination of directors, as to each person (a "nominee") whom the Record Stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee; (B) the principal occupation or employment of the nominee; (C) the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by the nominee; (D) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such nominee with respect to the Corporation’s securities (any of the foregoing, a "Derivative Instrument") including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such nominee with respect to the Corporation’s securities; (E) any proxy, contract, arrangement, understanding or relationship pursuant to which the nominee has a right to vote, directly or indirectly, any shares of any security of the Corporation; (F) such person’s written consent (i) to being named as a nominee of the Record Stockholder, (ii) to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act and (iii) to serving as a director of the Corporation if elected; (G) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by the nominee that are separated or separable from the underlying shares of the Corporation; (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (I) any performance-related fees (other than an asset-based fee) that the nominee is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the nominee's immediate family sharing the same household; (J) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that the nominee has, or has had within the past three years, with any person or entity other than the Corporation (including without limitation the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Corporation (a "Third-Party Compensation Arrangement"); (K) a description of any other material relationships between the nominee and the nominee's affiliates (as defined below) and associates (as defined below), or others acting in concert with them, on the one hand, and the Record Stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Record Stockholder, beneficial owner, affiliate or associate were the "registrant" for purposes of such rule and such person were a director or executive officer of such registrant; (L) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the Record Stockholder, which form will be provided by the Secretary within 10 days of receiving such request) containing information regarding the nominee's background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation; (M) a written representation and undertaking that, unless previously disclosed to the Corporation, the nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how the nominee, if elected as a director, will vote on any issue; (N) a written representation and undertaking that, unless previously disclosed to the Corporation, the nominee is not, and will not become, a party to any Third-Party Compensation Arrangement; (O) a written representation and undertaking that, if elected as a director, the nominee would be in compliance, and will continue to comply, with the Corporation's corporate governance guidelines and code of business conduct as disclosed on the Corporation's website, as amended from time to time; (P) any significant equity interests (or hedging or derivative instruments) in any principal competitor of the Corporation that are held by the nominee; (Q) a written representation and undertaking that the nominee, if elected, intends to serve a full term on the Board of Directors; (R) all arrangements or understandings between the Record Stockholder, or beneficial owner, if any, on whose behalf the nomination is made, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Record Stockholder; and (S) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, an appropriate written consent of the nominee to being named in the applicable proxy statement as a nominee of the Record Stockholder and beneficial owner, if any, on whose behalf the nomination is made and to serving as a director if elected);
b.    as to any business that the Record Stockholder proposes to bring before the meeting, (A) a brief description of such business; (B) the text of the proposed business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws); (C) the reasons for conducting such business at the meeting; (D) any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and (E) all agreements, arrangements and understandings between such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder; and
c.    as to (1) the Record Stockholder giving the notice, (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (3) the respective affiliates and associates of such Record Stockholder or beneficial owner and (4) any person controlling, directly or indirectly, or acting in concert with, such Record Stockholder or beneficial owner (for the purposes of this Article I, each, a "party"):
(i) the name and address of each such party;
(ii) (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially or of record by each such party; (B) any (i) Derivative Instruments directly or indirectly owned beneficially by each such party including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Record Stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities; (C) any proxy, contract, arrangement, understanding or relationship pursuant to which each such party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (D) any agreement, arrangement or understanding between the Record Stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business; (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of each such party's immediate family sharing the same household; (H) any significant equity interests (or hedging or derivative instruments) in any principal competitor of the Corporation that are held by each such party; (I) any direct or indirect interest of each such party in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (in each case, including any employment agreement, collective bargaining agreement or consulting agreement); (J) a completed and duly executed written questionnaire with respect to the background of each such party (in the form provided by the Secretary at the written request of the Record Stockholder, which form will be provided by the Secretary within 10 days of receiving such request); (K) a representation and undertaking that the Record Stockholder is a holder of record of stock of the Corporation as of the date of submission of the Solicitation Statement and intends to appear in person or by qualified representative at the meeting to bring the nomination or proposal before the meeting; (L) any material pending or threatened legal proceeding in which such party is a party or material participant involving the Corporation or any of its officers, directors or affiliates; (M) any material relationship between such party, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand; and (N) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action;
(iii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
(iv) a representation and undertaking as to whether each such party intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve or adopt the proposal, or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder or as is otherwise required by the Exchange Act (which representation and undertaking must include a statement as to whether such party intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19 of the Exchange Act, as applicable); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination (the information required by this Section 1(4), a "Solicitation Statement").
(5)    In addition to the requirements of Section 1(4) of these Bylaws, to be timely, a Solicitation Statement (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (a) if necessary, so that the information provided or required to be provided in such Solicitation Statement is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof; and (b) to provide any additional information that the Corporation may reasonably request. Such update and supplement or additional information, if applicable, must be received by the Secretary at the principal executive offices of the Corporation, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a Record Stockholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such Record Stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, additional information or evidence shall result in the matters contemplated by such Solicitation Statement no longer being eligible for consideration at the meeting. If the Record Stockholder fails to comply with any applicable requirements of Rule 14a-19 (including because the Record Stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such Record Stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination(s) shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in any provision of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Record Stockholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a Record Stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to any provision of these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the Record Stockholder submitting a notice pursuant to this Section 1 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(6)    A person shall not be eligible to be nominated by a Record Stockholder for election as a director at an annual meeting, or to be seated as a director of the Corporation, unless (i) the person is nominated by a Record Stockholder in accordance with Section 1(2)(c) of these Bylaws or (ii) the person is nominated by or at the direction of the Board of Directors. In addition, a nominee shall not be eligible for election if such nominee or a party takes action contrary to the statements or representations made in the Solicitation Statement applicable to such nominee or party or if the Solicitation Statement applicable to such nominee or party contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
(7)    Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1. The chairperson of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
(8)    Notwithstanding anything to the contrary in this Section 1, unless otherwise required by law, if the Record Stockholder (or a qualified representative of the Record Stockholder) does not appear in person at the meeting to present a nomination or other proposed business, then such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 1, to be considered a qualified representative of the Record Stockholder, a person must be a duly authorized officer, managing member, manager or partner of such Record Stockholder or must be authorized by a writing executed by such Record Stockholder or an electronic transmission delivered by such Record Stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(9)    For purposes of these Bylaws, (a) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; (b) "associate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; and (c) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including, without limitation, posting on the Corporation’s investor relations website.
(10)    Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 2.    Special Meetings.
(1)    Unless otherwise required by law, special meetings of the stockholders, other than those required by statute, may be called only by the Chairperson of the Board or the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting before or after the notice for such meeting has been sent to the stockholders.
(2)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any Record Stockholder at the time of giving of notice provided for in this paragraph and who (i) is a Record Stockholder on the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting, (ii) is entitled to vote at the meeting, (iii) is a Record Stockholder at the meeting and (iv) timely delivers a Solicitation Statement to the Secretary setting forth the information set forth in Section 1(4)(a) and 1(4)(c) of these Bylaws (with references therein to "annual meeting" deemed to mean "special meeting" for the purposes of this Section 2 and further with such procedures that the Corporation deems to be applicable to such special meeting), it being understood that Section 1(5) of these Bylaws will also apply to such Solicitation Statement, as appropriately adjusted for a special meeting. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder's notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, rescheduling, postponement or other delay of a special meeting for which notice has been given, or an announcement of such an adjournment, rescheduling, postponement or other delay, commence a new time period (or extend any time period) for the giving of a record stockholder's notice pursuant to this Section 2. A person shall not be eligible for election, or to be seated, as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Record Stockholder in accordance with the notice procedures set forth in this Section 2. In addition, a nominee pursuant to this Section 2 shall not be eligible for election if such nominee or a party takes action contrary to the statements or representations made in the Solicitation Statement applicable to such nominee or party or if the Solicitation Statement applicable to such nominee or party contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination shall be disregarded.
(3)    Notwithstanding anything to the contrary in this Section 2, unless otherwise required by law, if the Record Stockholder (or a qualified representative of the Record Stockholder) does not appear in person at the meeting to present a nomination, then such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2, to be considered a qualified representative of the Record Stockholder, a person must be a duly authorized officer, managing member, manager or partner of such Record Stockholder or must be authorized by a writing executed by such Record Stockholder or an electronic transmission delivered by such Record Stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(4)    Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
    Section 3.    Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law; provided, however, that if the adjournment is for more than thirty (30) days, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, in accordance with Section 213(a) of the Delaware General Corporation Law and Section 3 of Article V of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
    Section 4.    Quorum. At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be provided by law, the Certificate of Incorporation or these Bylaws, or by the rules of any stock exchange upon which the Corporation's securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, or by the rules of any stock exchange upon which the Corporation's securities are listed.

The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless the number of stockholders who withdraw does not permit action to be taken by the stockholders in accordance with the Delaware General Corporation Law. If a quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting shall have the power to adjourn the meeting from time to time until a quorum is present or represented.
Section 5.    Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairperson of the Board or, in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.
Section 6.    Conduct of Business. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairperson in order. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time, whether or not a quorum is present. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 7.    Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote, or such stockholder’s authorized officer, director, employee or agent, may vote in person or by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the Delaware General Corporation Law; provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law.
The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise provided by law, the rules of any stock exchange upon which the Corporation's stock is listed, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Section 8.    Stock List. The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any such stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the stock list or to vote at any meeting of stockholders.
ARTICLE II
BOARD OF DIRECTORS
Section 1.    Number, Election and Term of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes. At each annual meeting of stockholders, (i) directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any newly created directorship or vacancy on the Board of Directors, regardless of how such newly created directorship or vacancy shall have been created.
Section 2.    Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum or by a sole remaining director (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
Section 3.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 4.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Chief Executive Officer, or if none, the President or by a majority of the Whole Board, provided that the person(s) authorized to call special meetings of the Board of Directors may authorize another person or persons to send notice of such meeting, and shall be held at such place, if any, on such date, and at such time as they or such person shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone (or verbally in person) or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 5.    Quorum. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 6.    Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee or subcommittee thereof, may participate in a meeting of such Board of Directors or committee or subcommittee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7.    Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present, except as otherwise provided herein or provided by the Certificate of Incorporation or by law.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (i) any action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time

(including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for the purposes of this Section 7 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
Section 8.    Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors may be allowed compensation for service on such committees.
ARTICLE III
COMMITTEES
Section 1.    Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the Whole Board, from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 2.    Conduct of Business. Each committee or subcommittee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or in the resolutions establishing such committee or subcommittee or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee or subcommittee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (i) any action may be taken by any committee or subcommittee without a meeting if all members thereof consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After

an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of such committee or subcommittee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for the purposes of this Section 2 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
ARTICLE IV
OFFICERS
Section 1.    Officers. The officers of the Corporation shall be a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board of Directors, a Vice Chairperson of the Board of Directors, a President, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.
Section 2.    Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 and 5 of this Article IV, subject to the rights, if any, of an officer under any contract of employment.
Section 3.    Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the Corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination, may from time to time determine.
Section 4.    Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer upon whom such power of removal may be conferred by the Board of Directors.
Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.      Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 3 of this Article IV.
Section 6.    Authority and Duty of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors, by any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation, and, to the extent not so provided, as generally pertain to such offices, subject to the control of the Board of Directors.
Section 7.    Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer or the Board of Directors shall have power to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE V
STOCK
Section 1.    Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.    Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. If such stock is certificated, except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, before a new certificate is issued therefor.

Section 3.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the Delaware General Corporation Law and this Section 3 at the adjourned meeting.
Section 4.    Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.    Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
NOTICES
Section 1.    Notices to Stockholders. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
Section 2.    Notices to Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after such meeting.
Section 3.    Waivers. A written waiver of any notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.
ARTICLE VII
MISCELLANEOUS
Section 1.    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee or subcommittee thereof.
Section 2.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee or subcommittee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors, or any subcommittee thereof, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees or subcommittees of the Board of Directors so designated, or by any other person as to matters which such director or committee or subcommittee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 5.    Time Periods. Unless otherwise required by law or as specified herein, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 6.    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person"

includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section the Delaware General Corporation Law shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.    Right to Indemnification. Subject to the other provisions of this Article VIII, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or an officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) actually and reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 3.    Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 4.    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.
Section 5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or, if at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
    Section 6.    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any other persons, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 7.    Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration, elimination or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, elimination or repeal.
ARTICLE IX
AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors, acting pursuant to a resolution adopted by a majority of the Whole Board, is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.
ARTICLE X
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the United States District Court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (C) any action arising pursuant to any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (D) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (A) through (D) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

Any person or entity purchasing, holding, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. This provision shall be enforceable by any party to a complaint covered by the provisions of this Article X. For the avoidance of doubt, nothing contained in this Article X shall apply to any action brought to enforce a duty or liability created by the Exchange Act or any successor thereto.